GlobalTel IP, Inc.

7999 N Federal Highway Suite 401

Boca Raton, FL 33487

June 6, 2007

Tremont Ventures LLC

515 Madison Ave #3200

New York, NY 10022

Gentlemen:

Reference is made to the Management Agreement by and between us made as of June 1, 2006. This confirms our agreement to terminate the Management Agreement and to relieve and release both of us of any past, present or future obligation thereunder.

If the foregoing reflects your agreement, please sign and return this letter to GlobalTel IP, Inc.

Very truly yours,

/s/ Larry M. Reid

GlobalTel IP, Inc.

By: Larry M. Reid

President & CEO

Agreed and accepted this 6th day of June 2007

/s/ Robert Seaman

Tremont Ventures LLC

By: Robert Seaman

Co-Managing Member